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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

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      NAME                                                          STATE OF INCORPORATION
      ----                                                          ----------------------
  1.  Porterhouse, Inc.                                             Delaware
  2.  Morton's of Chicago, Inc.                                     Illinois
  3.  Morton's of Chicago/Addison, Inc.                             Delaware
  4.  Morton's of Chicago/Atlanta, Inc.                             Illinois
  5.  Morton's of Chicago/Baltimore, Inc.                           Delaware
  6.  Morton's of Chicago/Boca Raton, Inc.                          Delaware
  7.  Morton's of Chicago/Buckhead, Inc.                            Delaware
  8.  Morton's of Chicago/Chicago, Inc.                             Delaware
  9.  Morton's of Chicago/Cincinnati, Inc.                          Delaware
 10.  Morton's of Chicago/Clayton, Inc.                             Delaware
 11.  Morton's of Chicago/Cleveland, Inc.                           Illinois
 12.  Morton's of Chicago/Columbus, Inc.                            Delaware
 13.  Morton's of Chicago/Dallas, Inc.                              Illinois
 14.  Morton's of Chicago/Denver, Inc.                              Illinois
 15.  Morton's of Chicago/Detroit, Inc.                             Delaware
 16.  Morton's of Chicago/Fifth Avenue, Inc.                        Delaware
 17.  Morton's of Chicago/Flamingo Road Corp.                       Delaware
 18.  Morton's of Chicago/Houston, Inc.                             Delaware
 19.  Morton's of Chicago/Miami, Inc.                               Delaware
 20.  Morton's of Chicago/Minneapolis, Inc.                         Delaware
 21.  Morton's of Chicago/Nashville, Inc.                           Delaware
 22.  Morton's of Chicago/North Miami Beach, Inc.                   Delaware
 23.  Morton's of Chicago/Orlando, Inc.                             Delaware
 24.  Morton's of Chicago/Palm Beach, Inc.                          Delaware
 25.  Morton's of Chicago/Palm Desert, Inc.                         Delaware
 26.  Morton's of Chicago/Philadelphia, Inc.                        Illinois
 27.  Morton's of Chicago/Phoenix, Inc.                             Delaware
 28.  Morton's of Chicago/Pittsburgh, Inc.                          Delaware
 29.  Morton's of Chicago/Portland, Inc.                            Delaware
 30.  Morton's of Chicago/Puerto Rico, Inc.                         Delaware
 31.  Morton's of Chicago/Raleigh, Inc.                             Delaware
 32.  Morton's of Chicago/Rosemont, Inc.                            Illinois
 33.  Morton's of Chicago/Sacramento, Inc.                          Delaware
 34.  Morton's of Chicago/San Antonio, Inc.                         Delaware
 35.  Morton's of Chicago/San Diego, Inc.                           Delaware
 36.  Morton's of Chicago/San Francisco, Inc.                       Delaware
 37.  Morton's of Chicago/Santa Ana, Inc.                           Delaware
 38.  Morton's of Chicago/Schaumburg, Inc.                          Delaware
 39.  Morton's of Chicago/Scottsdale, Inc.                          Delaware
 40.  Morton's of Chicago/Seattle, Inc.                             Delaware
 41.  Morton's of Chicago/Virginia, Inc.                            Illinois
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      NAME                                                          STATE OF INCORPORATION
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
 42.  Morton's of Chicago/Washington, DC, Inc.                      Delaware
 43.  Morton's of Chicago/Washington Square, In                     Delaware
 44.  Morton's of Chicago/West Street, Inc.                         Delaware
 45.  Morton's of Chicago/Westbrook, Inc.                           Illinois
 46.  Morton's, Inc.                                                Illinois
 47.  Porterhouse of Los Angeles, Inc.                              Delaware
 48.  MOCGC Corp.                                                   Virginia
 49.  Addison Steakhouse, Inc.                                      Texas
 50.  Chicago Steakhouse, Inc.                                      Texas
 51.  Houston Steakhouse, Inc.                                      Texas
 52.  San Antonio Steakhouse, Inc.                                  Texas
 53.  Salt Lake City Steakhouse, Inc.                               Utah
 54.  Morton's of Chicago Holding, Inc.                             Delaware
 55.  Morton's of Chicago/Boston LLC                                Delaware
 56.  Arnie Morton's of Chicago/Burbank LLC                         Delaware
 57.  Morton's of Chicago/Charlotte LLC                             Delaware
 58.  Morton's of Chicago/Crystal City LLC                          Delaware
 59.  Morton's of Chicago/Denver Crescent Town                      Delaware
 60.  Arnie Morton's of Chicago/Figueroa LLC                        Delaware
 61.  Morton's of Chicago/Great Neck LLC                            Delaware
 62.  Morton's of Chicago/Hackensack LLC                            Delaware
 63.  Morton's of Chicago/Hartford LLC                              Delaware
 64.  Morton's of Chicago/Honolulu LLC                              Delaware
 65.  Morton's of Chicago/Indianapolis LLC                          Delaware
 66.  Morton's of Chicago/Jacksonville LLC                          Delaware
 67.  Morton's of Chicago/Kansas City LLC                           Delaware
 68.  Morton's of Chicago/King of Prussia                           Delaware
 69.  Morton's of Chicago/LaJolla LLC                               Delaware
 70.  Morton's of Chicago/Louisville LLC                            Delaware
 71.  Morton's of Chicago/New Orleans LLC                           Delaware
 72.  Morton's of Chicago/Pittsburgh LLC                            Delaware
 73.  Morton's of Chicago/Raleigh LLC                               Delaware
 74.  Morton's of Chicago/Reston LLC                                Delaware
 75.  Morton's of Chicago/Richmond LLC                              Delaware
 76.  Morton's of Chicago/Salt Lake City LLC                        Delaware
 77.  Morton's of Chicago/Schaumburg LLC                            Delaware
 78.  Morton's of Chicago/Stamford LLC                              Delaware
 79.  Morton's of Chicago/Wisconsin LLC                             Delaware
 80.  Bertolini's of Costa Mesa LLC                                 Delaware
 81.  Bertolini's of Irvine Center LLC                              Delaware
 82.  Bertolini's of Phillips Place LLC                             Delaware
 83.  Morton's of Chicago Asia (Singapore) Pte L                    Singapore
 84.  Morton's of Chicago (Singapore) Pte Ltd.                      Singapore
 85.  Morton's of Chicago/Hong Kong Limited                         Hong Kong
 86.  Morton's of Chicago/Australia Pty Limited                     Australia
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      NAME                                                          STATE OF INCORPORATION
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
 87.  Morton's of Chicago/Sydney Pty Limited                        Australia
 88.  Morton's of Chicago/Toronto, Inc.                             Canada
 89.  Morton's of Chicago/Vancouver, Inc.                           Canada
 90.  Morton's of Chicago Mauritius Holding Corp.                   Mauritius
 91.  Morton's of Chicago Kowloon Limited                           Hong Kong
 92.  Peasant Holding Corp.                                         Delaware
 93.  Mick's at Fair Oaks, Inc.                                     Delaware
 94.  Mick's at Annapolis Mall, Inc.                                Delaware
 95.  Mick's at Pennsylvania Ave., Inc.                             Delaware
 96.  Italian Restaurant Holding Corp.                              Delaware
 97.  Bertolini's Restaurants, Inc.                                 Delaware
 98.  Bertolini's of Circle Centre, Inc.                            Delaware
 99.  Bertolini's of Fashion Outlet, Inc.                           Delaware
100.  Bertolini's of King of Prussia, Inc.                          Delaware
101.  Bertolini's of Las Vegas, Inc.                                Delaware
102.  Bertolini's at Market Square, Inc.                            Delaware
103.  Bertolini's of Village Square, Inc.                           Delaware
104.  Bertolini's of WhiteFlint Mall, Inc.                          Delaware
105.  Quantum Restaurant Development Corporati                      Georgia
106.  Santa Fe Steakhouse & Cantina Corp.                           Delaware
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